EXHIBIT 5.1
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                                  [LETTERHEAD]
                  PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP



                                                       July 24, 2007


Dice Holdings, Inc.
3 Park Avenue
New York, New York 10016


Ladies and Gentlemen:

           We have acted as special counsel to Dice Holdings, Inc., a Delaware corporation (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement") of the Company, filed with the
Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder (the "Rules"). You have asked us to furnish our opinion as to the legality of securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of 10,298,279 shares of Common Stock, par value $0.01 per share, of the Company (the "Shares"). Of the Shares, (i) 8,227,467 Shares are shares of Common Stock to be issued upon exercise of outstanding options granted under the Dice Holdings, Inc. 2005 Omnibus Stock Plan (the "2005 Plan") or the Dice Holdings, Inc. 2007 Equity Award Plan (the "2007 Plan" and, together with the 2005 Plan, the "Plans"), and (ii) 2,070,812 Shares of Common Stock are shares of Common Stock issuable in respect of awards to be granted under the Plans.

           In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

           1.   the Registration Statement;

           2.   the  Plans  and the  forms of  stock  option  award  agreements
(collectively, the "Agreements") relating to options to purchase, or other awards to acquire, Shares granted under the Plans.

           3. the Amended and Restated Certificate of Incorporation of the Company, included as Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Commission on July 23, 2007; and

           4.   the Amended  and Restated  Bylaws of the  Company,  included as
Exhibit 3.2 to the Company's Current Report on Form 8-K filed with the Commission on July 23, 2007.

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           In  addition,  we have  examined (i) such  corporate  records of the
Company that we have considered appropriate, including copies of resolutions of the board of directors of the Company relating to the issuance of the Shares, certified by the Company and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

           In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

           Based upon the above, and subject to the stated qualifications, we are of the opinion that, when issued in accordance with the terms of the Plans and any applicable Agreement under the Plans, 10,298,279 Shares will be duly authorized, validly issued, fully paid and non-assessable.

           The opinion expressed above is limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations, orders and applicable judicial and regulatory determinations under those laws, that are currently in effect.

           We hereby consent to use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                          Very truly yours,


                           /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
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                             PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP